Salient 3 Communications, Inc.

                            LONG-TERM INCENTIVE PLAN


Section 1: Purposes

The purposes of the Plan are to provide incentive compensation to officers, executives and other key employees who contribute to the growth and success of the Corporation and its Subsidiaries; to attract and retain individuals of outstanding ability; and to align the interests of such officers, executives and other key employees with the interests of the Corporation's stockholders.

Section 2: Definitions

The following terms, as used herein, shall have the meaning specified:

 1.  "Award" means an award granted pursuant to Section 4.

 2. "Award Agreement" means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

 3. "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

 4. "Cause" means (i) felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Corporation and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Corporation and/or a Subsidiary; (iv) the Participant's continued failure to implement reasonable requests or directions received in the course of his employment; (v) the Participant's wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional and habitual neglect by the Participant of his duties to the Corporation and/or a Subsidiary.


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 5.  "Change in Control" means Change in Control as defined in Section 10.

 6. "Code" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

 7.  "Committee" means the Committee as defined in Section 8.

 8. "Corporation" means Salient 3 Communications, Inc., and any successor corporation.

 9.  "Covered Employee" means a covered employee within the meaning of Code
     Section 162(m)(3).

10. "Disability" means permanent and total disability within the meaning of the Corporation's long-term disability plan or, as determined by the Committee in an Award Agreement, Code Section 22(e)(3).

11. "Employee" means officers, executives and other key employees of the Corporation or a Subsidiary, but excludes directors who are not also officers or employees of the Corporation.

12. "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

13. "Fair Market Value" means the closing price of the Class A Common Stock as reported in The Wall Street Journal on the relevant date, or if no sale of such Stock is reported for such date, the next preceding day for which there is a reported sale.

14. "Incentive Stock Option" means an option to purchase Stock that is granted pursuant to Section 4(2) or pursuant to any other Plan of the Corporation or its Subsidiaries that complies with Code Section 422.

15. "Insider" means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.


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16.  "Participant" means any Employee who has been granted an Award pursuant to this Plan.

17. "Retirement" means retirement at or after age 65 or, with the advance consent of the Committee, before age 65.

18. "Stock" means shares of Class A or Class B Common Stock of the Corporation, or any security of the Corporation issued in substitution, exchange or lieu thereof.

19. "Subsidiary" means any corporation in which the Corporation, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of all classes of such corporation's stock.

20. "Ten-percent Stockholder" means any person who owns, directly or indirectly, on the relevant date securities having ten percent (10%) or more of the combined voting power of all classes of the Corporation's securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 425(d) shall apply.

Section 3: Eligibility

Persons eligible for Awards shall consist of Employees who hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

Section 4: Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

 1. Non-qualified Stock Options. A Non-qualified Stock Option is an option to purchase a specific number of shares of Stock exercisable at such time or times, and during such specified time not to exceed ten (10)


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     years, as the Committee may determine, at a price not less than 100% of the
     Fair Market Value of the Stock on the date the option is granted.

          a. The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

          b. Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept as full or partial payment of the purchase price of Stock issued upon exercise of options a promissory note of the Participant evidencing the Participant's obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee, shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee and (B) the Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock.

 2. Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase a specified number of shares of Stock that complies with the requirements of Code Section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine.

          a. The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.


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          b. No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by stockholders, whichever is earlier.

          c. No Incentive Stock Option may be exercisable more than:

                    1) in the case of an Employee who is not a Ten Percent
               Stockholder on the date that the option is granted, ten (10) years after the date the option is granted, and

                    2) in the case of an Employee who is a Ten Percent
               Stockholder on the date the option is granted, five (5) years after the date the option is granted.

          d. The exercise price of any Incentive Stock Option shall not be less than:

                    1) in the case of an Employee who is not a Ten Percent
               Stockholder on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

                    2) in the case of an Employee who is a Ten Percent
               Stockholder on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

          e. The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a Non-qualified Stock Option.

 3. Reload Options. Without any way limiting the authority of the Committee to make grants hereunder, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Stock Option (a "Reload Option") in the event the Participant exercises the Stock Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Stock Option and, in the discretion of the Committee, the number of shares, if


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     any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an exercise price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Stock Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

 4. Stock Appreciation Rights. A Stock Appreciation Right ("SAR") is a right to receive, upon surrender of the right, an amount payable in cash.

          a. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Stock on the exercise date over the Fair Market Value of a share of Stock on the date the Award is made.

          b. In the case of an SAR granted with respect to an Incentive Stock Option to an Employee who is Ten Percent Shareholder on the date of such Award, the amount payable with respect to each SAR shall be equal in value to the Fair Market Value of a share of Stock on the exercise date over 110% of the Fair Market Value of a share of Stock on the date the Award is made.

 5. Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as established by the Committee including, but not limited to, achievement of specific business objectives, and other measurements of individual, business unit, Corporate or Subsidiary performance, including, but not limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Subject to such restrictions, the Participant as owner of such shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock while subject to such restrictions shall be accumulated or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. A certificate for the shares


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     of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock. Restricted Stock may be issued for no consideration or for such consideration as may be required by applicable law or by the Committee.

 6. Stock Equivalent Units. A Stock Equivalent Unit is an Award based on the Fair Market Value of one share of Stock. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, including, but not limited to, achievement of specific business objectives, and other measurements of individual, business unit, Corporate or Subsidiary performance, including, but not limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Stock Equivalent Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code and that the maximum number of Stock Equivalent Units that may be granted to any Participant in any one year shall not exceed 25,000. Stock Equivalent Units may be settled in Stock or cash or both.

 7. Dividend Equivalents. A Dividend Equivalent is an Award whose value is equal to the amount of cash dividends payable with respect to a share of Stock after the date the Award is granted. In lieu of awarding Dividend Equivalents, the Committee may provide for automatic awards of additional Stock Equivalent Units on each date that cash dividends are paid on the Common Stock in an amount equal to (i) the product of the dividend per share on the Stock times the total number of Stock Equivalent Units then held by the Participant, divided by (ii) the Fair Market Value of the Stock on the dividend payment date.


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 8.  Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement of specific business objectives, and other measures of individual, business unit, Corporate or Subsidiary performance over a specified period of time including, but not limited to, earnings per share, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Performance Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in
     Section 162(m)(4)(C) of the Code and that the maximum amount of such compensation that may be paid to any one Participant with respect to any one year shall be $500,000. Performance Units may be settled in Stock or cash or both.

 9. Other Awards. The Committee may from time to time grant other Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or convertible into, shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan.

     Section 5: Shares of Stock Available Under Plan

 1. Subject to the adjustment provisions of Section 9, the number of shares of Stock with respect to which Awards may be granted under the Plan shall not exceed 1,100,000 shares of Stock; provided that no more than 506,000 of the shares of Stock available for Awards shall be available for Awards in the form of Restricted Stock. No single Participant shall receive Awards (i) in the form of options, whether Nonqualified Stock Options or Incentive Stock Options, and/or SARs with respect to more than twenty percent (20%) of the shares of Stock available under the Plan and (ii) for more than 40,000 shares of Restricted Stock in any one year.


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 2.  Shares of Stock with respect to the unexercised or undistributed portion of any terminated or forfeited Award and shares of Stock tendered in payment of the purchase price of the Stock subject to option shall be available for further Awards in addition to those shares of Stock available under Section 5(1). Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

 3. The Stock that may be issued pursuant to an Award under the Plan may be treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Stock, SARs, Stock Equivalent Units, Dividend Equivalents and/or Performance Units subject to the Award and shall include the terms set forth below and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan, including, but not limited to, the term of the Award, vesting provisions, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, provisions permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms, the effect on the Award of a Change in Control of the Corporation, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award. In the event of any conflict between an Award Agreement and this Plan, the terms of the Plan shall govern.

 1. Non-assignability. A provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative.

 2.  Termination of Employment.


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          a. A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to Retirement, Disability, or death prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to a prorated Award(s) as and to the extent determined by the Committee.

          b. A provision that for purposes of the Plan, (i) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or visa versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

          c. A provision stating that in the event the Participant's employment is terminated for Cause, anything else in the Plan or the Award Agreement to the contrary notwithstanding, all Awards granted to such Participant shall immediately terminate and be forfeited.

 3. Rights as a Stockholder. A provision stating that a Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

 4. Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.


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 5.  Execution. A provision stating that no Award is enforceable until the Award
     Agreement has been signed by the Participant and the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

 6. Holding Period. To the extent necessary to satisfy the applicable requirements of Rule 16b-3 under the Exchange Act, in the case of an Award to an Insider of: (1) an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six (6) months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or (2) a derivative security with a fixed exercise price within the meaning of Section 16 of the Exchange Act, a provision stating (or the effect of which is to require) that at least six (6) months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

 7. Treatment of Options. Each Award of an option shall state whether it will or will not be treated as an Incentive Stock Option.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent, except in certain limited circumstances.

Section 8: Administration

 1. The Plan and all Awards shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than three (3) members of such Board of Directors and shall be


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     constituted so as to permit the Plan to comply with the administration requirement of Rule 16b-3(c)(2)(i) of the Exchange Act and Code Section 162(m)(4)(C). The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

 2. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

 3. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan. The Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.

 4. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.


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 5.  The Corporation shall pay all reasonable expenses of administering the
     Plan, including, but not limited to, the payment of professional fees.

 6. It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

Section 9: Adjustment Provisions

 1. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to any single Participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

 2. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in
     (1), or as is required or authorized under the terms of any applicable Award Agreement.


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 3.  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10: Change in Control

 1. In the event of a Change in Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of
     Participants:

          a. Accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

          b. Offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

          c. Make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control.

     Any such action approved by the Committee shall be conclusive and binding on the Corporation and all Participants.

 2.  Change in Control shall occur in the event of any of the following:


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          a. A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation and such offer is consummated for the ownership of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities.

          b. The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

          c. The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly-owned subsidiary of the Corporation.

          d. Any person or group (as such terms are used in Sections 13(d)(3) and 14(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

          e. The first day after the date this Plan is effective when directors are elected such that either a majority of the Board of Directors shall have been members thereof, respectively, for less than one (1) year, unless the nomination for election of each new director who was not a director of the Corporation at the beginning of such one (1) year period was approved by a vote of at least fifty percent (50%) of the directors of the Corporation then still in office who were directors at the beginning of such period.


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Section 11: Miscellaneous

 1. Nonassignability. No Award shall be assignable or transferable except by will or by the laws of descent and distribution and except as otherwise determined by the Committee.

 2. Withholding Taxes. Whenever payments under the Plan are to be made, the Corporation or a Subsidiary shall withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

 3. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

 4. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

 5. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary.

 6. Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.


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 7.  Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

 8. Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

 9. Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

10. Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

11. Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

12. Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell or issue shares of Stock hereunder or thereunder if the issuance thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.


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13. Effective Date and Term. The Plan was adopted by the Board of Directors effective as of March 15, 1996, subject to approval by the Corporation's stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically cancelled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be exercisable prior to the date stockholder approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten (10) years from the effective date of the Plan.